UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2025

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 36611
Dallas, Texas	75235-1611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c)

On February 10, 2025, the Board of Directors (the “Board”) of Southwest Airlines Co. (the “Company”) unanimously elected Tom Doxey to succeed Tammy Romo as Executive Vice President & Chief Financial Officer and assume the responsibilities of the Company’s principal financial officer, effective March 10, 2025, at which time Ms. Romo will step down from that role.

Mr. Doxey, 45, is an experienced aviation executive, where he most recently served as President of Breeze Airways from 2022 to 2024. He also served as Senior Vice President, Technical Operations at United Airlines, Inc. (“United Airlines”) from 2019 to 2022 and CFO, Operations at United Airlines from 2016 to 2019. Mr. Doxey’s aviation career began in financial planning and fleet management roles at Allegiant Air and US Airways.

On February 4, 2025, the Compensation Committee of the Board (the “Committee”) approved an annual base salary of $575,000 and an annual target cash short-term incentive compensation opportunity of $776,250 prorated for 2025.

The Committee also approved the following structure of Mr. Doxey’s equity-based and incentive awards for the 2025 year, which are expected to be granted to him in March 2025 following his start date with the Company:

a)

Restricted Stock Units (“RSUs”) with a grant date fair value of $1,293,750. The RSUs will be settleable in shares of common stock and will be scheduled to vest with respect to one-third of the shares covered thereby annually, beginning March 21, 2026.

b)

Performance-Based Restricted Stock Units (“PBRSUs”) with a grant date fair value of $1,293,750 and a performance period of January 1, 2025, through December 31, 2027. The PBRSUs will have a three-year cliff vesting on February 21, 2028, and will be settleable in shares of common stock. The number of PBRSUs that will vest and the number of shares of stock to be issued, if any, will be determined based on the achievement of Adjusted ROIC (after-tax) targets (as defined in the notice of grant).

c)

A cash award of $500,000, subject to 100% repayment if Mr. Doxey resigns or is terminated with cause within twelve months of March 10, 2025, and subject to 50% repayment if Mr. Doxey resigns or is terminated with cause within 24 months of March 10, 2025.

d)

RSUs with a grant date fair value of $1,500,000. The RSUs will be settleable in shares of common stock and will be scheduled to vest with respect to one-third of the shares covered thereby annually, beginning March 21, 2026.

Mr. Doxey will also enter into the Company’s form Amended and Restated Executive Service Recognition Plan Executive Employment Agreement (the “standard change-in-control agreement”). The standard change-in-control agreement is described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 5, 2024, has been included as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and is incorporated herein by reference.

Mr. Doxey does not have any relationships or transactions requiring disclosure under Item 401(d) or Item 404 of Regulation S-K, nor is he a party to any arrangement or understanding with any other person pursuant to which he was selected as an officer of the Company.

Item 7.01. Regulation FD Disclosure.

On February 10, 2025, the Company issued a press release announcing Mr. Doxey’s appointment as Executive Vice President & Chief Financial Officer, effective March 10, 2025. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Registrant’s Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

February 10, 2025	By:	/s/ Jeff Novota

Jeff Novota
General Counsel & Corporate Secretary